Exhibit 99.1

Segmented Information – As Recast

The following tables present the reportable segments of the Company for fiscal year 2014, as recast (unaudited, in thousands of U.S. dollars):

Consolidated (Total)	Q1	Q2	Q3	Q4	Full Year
Revenues	$322,379	$327,575	$307,887	$284,759	$1,242,600
Gross profit	36,222	42,818	36,113	28,141	143,294
Operating income	12,023	16,707	12,229	4,249	45,208

SunOpta Foods (Sub-total)	Q1	Q2	Q3	Q4	Full Year
Revenues	$287,834	$292,332	$272,008	$250,571	$1,102,745
Gross profit	31,323	36,305	30,837	23,640	122,105
Operating income	13,629	18,116	14,921	7,480	54,146

Global Ingredients	Q1	Q2	Q3	Q4	Full Year
Revenues	$153,313	$167,489	$156,438	$141,826	$619,066
Gross profit	13,320	18,922	15,580	15,769	63,591
Operating income	3,539	8,782	6,933	7,020	26,274

Consumer Products	Q1	Q2	Q3	Q4	Full Year
Revenues	$134,521	$124,843	$115,570	$108,745	$483,679
Gross profit	18,003	17,383	15,257	7,871	58,514
Operating income	10,090	9,334	7,988	460	27,872

Opta Minerals	Q1	Q2	Q3	Q4	Full Year
Revenues	$34,545	$35,243	$35,879	$34,188	$139,855
Gross profit	4,899	6,513	5,276	4,501	21,189
Operating income	1,025	1,571	898	17	3,511

Corporate Services	Q1	Q2	Q3	Q4	Full Year
Operating loss	$(2,631)	$(2,980)	$(3,590)	$(3,248)	$(12,449)